UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/03/2012

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 3, 2012, CDI Corp. held its 2012 Annual Meeting of Shareholders. A total of 18,031,294 shares of common stock were voted in person or by proxy, representing 94.0 percent of the shares entitled to vote. Below are the final voting results on proposals considered and voted upon at the meeting, all of which are described in CDI's 2012 Proxy Statement.

1. Election of Directors - The 8 nominees listed below were elected to serve on the Board of Directors for the ensuing year. There were 1,258,330 broker non-votes in connection with the election of directors.

Director             For          Withheld

H. Paulett Eberhart 15,957,705      815,259
Michael J. Emmi      15,866,914      906,050
Walter R. Garrison   12,641,307    4,131,657
Lawrence C. Karlson 16,050,246      722,718
Ronald J. Kozich    16,606,422      166,542
Anna M. Seal         16,690,826       82,138
Albert E. Smith      16,606,925      166,039
Barton J. Winokur    13,980,753    2,792,211

2. Advisory vote to approve executive compensation - 16,476,234 votes FOR, 292,831 votes AGAINST, 3,899 votes abstaining, and 1,258,330 broker non-votes. This proposal was approved.

3. Proposal to approve the Amended and Restated 2004 Omnibus Stock Plan - 12,050,800 votes FOR, 4,712,395 votes AGAINST, 9,769 votes abstaining, and 1,258,330 broker non-votes. This proposal was approved.

4. Proposal to ratify the appointment of KPMG LLP as CDI's independent registered public accounting firm for 2012 - 17,338,320 votes FOR, 687,402 votes AGAINST and 5,572 votes abstaining. This proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: May 04, 2012	By:	/s/ Brian D. Short
Brian D. Short
Senior Vice President, Chief Administrative Officer and General Counsel